SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On December 11, 2008, the Board of Directors of Waste Management, Inc. (the “Company”) adopted amendments to the Company’s Bylaws. The amendments include, among other things:
▪	Clarify that the record date for stockholders of record seeking to take corporate action by written consent will be set by the Board of Directors within 10 days of the receipt of notice from the requesting stockholders; and the record date must be within 10 days of the Board of Directors’ action to set the record date. If no record date has been set within such time period and action is not required by law by the Board of Directors, the record date will be the first date that is 10 days after the receipt of notice from the requesting stockholders. If action by the Board of Directors is required by law, and no date has been set, then the record date will be at the close of business on the date that the Board of Directors takes such action.

▪	Change the date by which stockholders’ notices of proposals for an annual meeting must be received by the Company from (i) no less than 120 days and no more than 150 days in advance of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting to (ii) no less than 120 days and no more than 150 days in advance of the first anniversary of the preceding year’s annual meeting.

▪	Change the date by which stockholders’ notices of proposals for a special meeting, other than for the nomination of persons to be elected to the Board of Directors, must be received by the Company from (i) no less than 60 days and no more than 90 days in advance of the meeting to (ii) no less than 90 days and no more than 120 days in advance of the meeting.

▪	Clarify that, in the event the number of directors to be elected to the Board of Directors is increased effective at an annual or special meeting and there is no public announcement by the Company of the nominees for the additional directorships at least 100 days before the first anniversary of the prior year’s annual meeting, a stockholder’s notice with respect to nominees for additional directorships will be timely if received within 10 days of the public announcement made by the Company.

▪	Expand the information required to be provided by the stockholder making a proposal or nominating a person for election to include information about shares owned beneficially and of record by that stockholder as well as any derivative instrument the value of or return on which is based on or linked to the value of or return on Waste Management stock.

▪	Clarify that the repeal or modification of indemnification provisions under the By-laws will not affect an indemnified party’s rights in connection with a proceeding that arised out of events occurring before the repeal or modification.

▪	Clarify that the Company’s indemnification or expense advancement obligations in connection with the Company’s request of one of its directors, officers or employees to serve in a similar capacity of another entity shall be subordinate to any amounts such person may be entitled to receive from such other entity.

▪	Change the number of directors constituting the Board of Directors from no fewer than six and no more than ten to no fewer than three and no more than nine.
     The above description of the amendments is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated By-laws, as amended, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: December 16, 2008	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit List

Exhibit No.	Description
3.2	Amended and Restated Bylaws